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                                                                  Exhibit 99.5
                          DOBSON COMMUNICATIONS CORPORATION

                                  OFFER TO EXCHANGE
                                         ITS
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                 IN EXCHANGE FOR
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK


To Our Clients:

     Enclosed for your consideration are the Prospectus, dated May __, 1998 (the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Dobson Communications Corporation, an Oklahoma corporation (the "Company"), to exchange its 12 1/4% Senior Exchangeable Preferred Stock (the "New Shares") for any and all of its outstanding 12 1/4% Senior Exchangeable Preferred Stock (the "Old Shares"), upon the terms and subject to the conditions set forth in the Exchange offer.

     We are the Registered Holder of Old Shares held for your account. An exchange of the Old Shares can be made only by us as the Registered Holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Shares held by us for your account. The Exchange Offer provides a procedure for holders to tender by means of guaranteed delivery.

     We request information as to whether you wish us to exchange any or all of the Old Shares held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

          1. The New Shares will be exchanged for the Old Shares at the rate of one for one (calculated to the fifth decimal place). The New Shares will accrue dividends (as do the Old Shares) at a rate equal to 12 1/4% per annum from their date of issuance. Holders of Old Shares that are accepted for exchange will not receive accrued but unpaid dividends thereon on the date of issuance of the New Shares. Such dividend will be paid with the first dividend payment on the New Shares. Dividends on the Old Shares accepted for exchange will cease to accrue on the day prior to the issuance of the New Shares. The form and terms of the New Shares are the same in all material respects as the form and terms of the Old Shares (which they replace) except that the New Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act").

          2. Based on the interpretation by the staff of the Securities and Exchange Commission (the "SEC"), New Shares issued pursuant to the Exchange Offer in exchange for Old Shares may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Shares are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Shares.

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          3. The Exchange Offer is not conditioned on any minimum number of
     Old Shares being tendered.

          4. Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Shares for, any Old Shares not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Shares, if any of the conditions described in the Prospectus under "The Exchange Offer - Conditions of the Exchange Offer" exist.

          5. Tendered Old Shares may be withdrawn at any time prior to 5:00 p.m., New York City time, on June __, 1998, if such Old Shares have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of the Old
     Shares pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Shares, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Shares, the entire principal amount of Old Shares held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Shares in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.



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                          DOBSON COMMUNICATIONS CORPORATION

                                  OFFER TO EXCHANGE
                                         ITS
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK
                                 IN EXCHANGE FOR
                  12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK

                INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the Exchange Offer by the Company to exchange New Shares for Old Shares.

     This will instruct you to tender the principal amount of Old Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned represents that (i) the New Shares acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business,
(ii) it is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Shares, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Shares for its own account pursuant to its market-making or other trading activities (other than Old Shares acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Shares meeting the requirements of the Securities Act in connection with any resales by it of New Shares acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

     You are hereby instructed to tender all Old Shares held for the account of the undersigned unless otherwise indicated below:

/ /  Do not tender any Old Shares

/ /  Tender Old Shares in the number of _______________


                    SIGNATURE:

                    ____________________________________________________
                                Name of Beneficial Owner (please print)


                    By__________________________________________________
                                                              Signature

                    ____________________________________________________
                                                                 Address

                    ____________________________________________________
                                                                Zip Code

                    ____________________________________________________
                                          Area Code and Telephone Number

                    Dated:                          , 1997